Filed by Queen’s Gambit Growth Capital

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Queen’s Gambit Growth Capital

Commission File No.: 001-39908

Date: August 27, 2021

The following presentation materials were used by Swvl, Inc. in various presentations made to shareholders of Queen’s Gambit Growth Capital in August 2021.

Revolutionizing Mass Transit and Shared Mobility
August 2021

Disclaimer—1/2
Forward-Looking Statements
This presentation (the “Presentation”) contains “forward-looking statements”. Actual results may differ from the expectations, estimates and projections set forth herein and consequently, you should not rely on these forward-looking statements as predictions of future events. All statements that address activities, events or developments that Queen’s Gambit Growth Capital (“SPAC”), Pivotal Holdings Corp (“Holdings”) or Swvl Inc. (the “Company”) intend, expect or believe may occur in the future are forward-looking statements. Words such as “continue,” “anticipate,” “could,” “intend,” “target,” “may,” “potential,” “contemplate,” “believe,” “predict,” “project,” “plan,” “should,” “would,” “will,” “believe,” “estimate,” “budget,” “forecast” and “expect” or the negative of these words or other similar terms or expressions are intended to identify such forward-looking statements. These forward-looking statements may relate to, without limitation, such matters as SPAC’s, Holdings’ or the Company’s industry, business strategy, goals and expectations concerning market position, future operations, future performance or results, margins, profitability, capital expenditures, liquidity and capital resources, interest rates and other financial and operating information and the outcome of contingencies such as legal and administrative proceedings as well as SPAC’s, Holdings’ and the Company’s expectations with respect to the anticipated financial impacts of the potential business combination transaction between SPAC, Holdings and the Company (the “Potential Transaction”), the satisfaction of closing conditions to the Potential Transaction and the timing of the completion of the Potential Transaction.
The forward-looking statements contained in the Presentation are subject to uncertainty and changes in circumstances. None of SPAC, Holdings, the Company nor any of their respective affiliates, directors, officers, employees or representatives can guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of SPAC’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2021. In addition, there will be risks and uncertainties described in documents filed by SPAC, Holdings and/or the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside SPAC’s, Holdings’ and the Company’s control and are difficult to predict. Factors that could cause or contribute to such differences include, but are not limited to those identified in the Presentation and other risks and uncertainties indicated from time-to-time described in SPAC’s registration on Form S-1, including those under “Risk Factors” therein, and in other documents filed with the SEC by SPAC, Holdings and/or the Company.
SPAC, Holdings and the Company caution that the foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should any of SPAC’s, Holdings’ or the Company’s assumptions prove incorrect, SPAC’s, Holdings’ and the Company’s actual results may vary in material respects from those projected in the Presentation. While SPAC, Holdings and the Company may elect to update the Presentation, including, without limitation, any forward-looking statements to reflect new information, subsequent events or circumstances or otherwise, SPAC, Holdings and the Company undertake no obligation to do so. These forward- looking statements should not be relied upon as representing SPAC’s, Holdings’ and the Company’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. None of SPAC, Holdings, the Company nor any of their respective affiliates undertakes any obligation to update this Presentation.
No Offer or Solicitation
This Presentation is for informational purposes only and is not a “solicitation” as defined in Section 14 of the Securities Exchange Act of 1934, as amended. This Presentation is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the business combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Use of Projections
The Presentation also includes certain statements, estimates, targets and projections that reflect management’s assumptions concerning anticipated future performance. None of SPAC’s, Holdings’ nor the Company’s independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in the Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of the Presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In the Presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. Such statements, estimates, targets and projections are based on significant assumptions and subjective judgments concerning anticipated results, which are inherently subject to risks, variability and contingencies, many of which are beyond SPAC’s, Holdings’ and the Company’s control. These assumptions and judgments may or may not prove to be correct and there can be no assurance that any projected results are attainable or will be realized. While all financial projections, estimates and targets are necessarily speculative, SPAC, Holdings and the Company believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. Accordingly, there can be no assurance that the prospective results are indicative of future performance of SPAC, Holdings, the Company or any combined entity after the Potential Transaction or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in the Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. SPAC, Holdings, the Company and their respective affiliates, directors, officers, employees and representatives disclaim any and all liability for any loss or damage (whether foreseeable or not) suffered or incurred by any person or entity as a result of anything contained in or omitted from the Presentation and any such liability is expressly disclaimed.
Industry and Market Data
In the Presentation, SPAC, Holdings and the Company rely on and refer to publicly available information and statistics regarding market participants in the sectors in which the Company competes and other industry data. Any comparison of the Company to the industry or to any of its competitors is based on this publicly available information and statistics and such comparisons assume the reliability of the information available to the Company. The Company obtained this information and statistics from third-party sources, including reports by market research firms and company filings. While the Company believes such third-party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information. None of SPAC, Holdings nor the Company has independently verified the information provided by the third-party sources.
Trademarks
The Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in the Presentation may be listed without the TM, SM, © or ® symbols, but SPAC, Holdings and the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.
Financial and Other Information
The financial information contained in the Presentation has been taken from or prepared based on the historical financial statements of the Company for the periods presented. An audit of these financial statements is in process. Accordingly, such financial information and data may not be included in, may be adjusted in or may be presented differently in any documents filed with the SEC by SPAC, Holdings and/or the Company in connection with the Potential Transaction. The Presentation contains certain estimated preliminary financial results and key operating metrics. This information is preliminary and subject to change. As such, actual results may differ from the estimated preliminary results presented here.

Disclaimer - 2/2
The Presentation includes certain non-IFRS financial measures (including on a forward-looking basis). These non-IFRS measures are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with International Financial Reporting Standards (“IFRS”) and should not be considered as an alternative to profit for the year or any other performance measures derived in accordance with IFRS. The Company believes that these non-IFRS measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about the Company. The Company’s management uses forward- looking non-IFRS measures to evaluate the Company’s projected financials and operating performance. However, there are a number of limitations related to the use of these non-IFRS measures and their nearest IFRS equivalents, including that they exclude significant expenses that are required by IFRS to be recorded in the Company’s financial measures. In addition, other companies may calculate non-IFRS measures differently, or may use other measures to calculate their financial performance, and therefore, the Company’s non-IFRS measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward- looking non-IFRS financial measures are provided, they are presented on a non-IFRS basis without reconciliations of such forward-looking non-IFRS measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
IFRS differs in certain material respects from U.S. generally accepted accounting principles (“U.S. GAAP”). As a result, the financial information contained in this Presentation may not be comparable to the financial statements of U.S. companies prepared in accordance with U.S. GAAP. Potential investors should consult their own professional advisors for an understanding of the differences between IFRS and U.S. GAAP and of how those differences might affect the financial information contained in this Presentation.
Participation in Solicitation
SPAC, Holdings and the Company and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of SPAC’s shareholders in connection with the Potential Transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the Potential Transaction of SPAC’s directors and officers in the documents filed with the SEC by SPAC, Holdings and/or the Company, including SPAC’s final prospectus, filed with the SEC on January 21, 2021. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to SPAC’s shareholders in connection with the proposed business combination will be set forth in the documents to be filed with the SEC by SPAC, Holdings and/or the Company in connection with the Potential Transaction.
No legal relationship shall be created between SPAC, Holdings, the Company or any of their respective affiliates, directors, officers, employees or representatives, on the one hand, and you or any of your affiliates or representatives, on the other hand, by virtue of the Presentation.
Important Information for Investors and Shareholders
In connection with the Potential Transaction, Holdings, which will be the going-forward public company, intends to file a registration statement on Form F-4 (the “Registration Statement”) with the SEC, which will include a proxy statement/prospectus, and certain other related documents, to be used at the meeting of shareholders to approve the Potential Transaction. INVESTORS AND SECURITY HOLDERS OF SPAC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, ANY AMENDMENTS THERETO AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE
BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SWVL, SPAC, HOLDINGS AND THE POTENTIAL TRANSACTION. After the Registration Statement is declared effective, SPAC will mail a definitive proxy statement/prospectus relating to the Potential Transaction and other relevant materials to its shareholders as of the record date to be established for voting on the Potential Transaction. This Presentation does not contain all the information that should be considered concerning the Potential Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Potential Transaction. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov.

Risk Factors—1/2All references to “Swvl Inc.,” “we,” “us” or “our” refer to the business of Swvl Inc. (“the Company”) and its subsidiaries prior to the consummation of the proposed business combination with Queen’s Gambit Growth Capital (“SPAC”) (the “Potential Transaction”). The risks described below are a non-exhaustive list of the key risks related to the Company’s business and the Potential Transaction and the factors that could cause actual results to differ from the projections, intentions and assumptions described in this presentation. This list has been prepared solely for potential private placement investors in this private placement transaction and not for any other purpose. You should carefully consider these risks and uncertainties, carry out your own due diligence, and consult with your own financial and legal advisors concerning the risks and suitability of an investment in this private placement transaction before making an investment decision. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished in respect of the proposed business combination with the United States Securities and Exchange Commission (“SEC”). The risks presented in such filings will include risks associated with the post-business combination operation of the Company’s business and the risks associated with the business combination transaction, and these risks may differ significantly from, and will be more extensive than, those risks presented below. Many of the following factors are outside of SPAC’s and the Company’s control. Risks Related to the Company’s Business The shared mobility industry is highly competitive, and we may be unable to compete effectively;The mobility industry is an intensely competitive market that includes companies with greater financial, technical, and marketing resources than we have;There is uncertainty regarding the growth of the mass transit ride-sharing market in markets in which we currently operate or intend to operate in the future;We have a limited operating history and no experience being a public company, including our management team’s limited experience managing a public company, which may result in difficulty in adequately operating and growing our business;Our limited operating history, our evolving business and our growth plans make it difficult to evaluate our future prospects and the risks and challenges we may encounter;We have not implemented, or have only recently implemented, certain policies and procedures for the operation of our business and compliance with applicable laws and regulations, including policies with respect to anti-bribery and anti-corruption matters and cyber protection;We do not yet maintain public-company-quality internal controls over financial reporting and books and records and we may experience material weaknesses and/or deficiencies in any such internal controls that we implement, potentially resulting in misstatements in our financial statements or our inability to meet our periodic reporting obligations;There may be inaccuracies in our estimates;Our growth plans depend on rapid, international expansion. If we are unable to manage the risks associated with such expansion, including completing adequate diligence and complying with applicable laws and regulations, or are unable to enter into new markets on our projected timelines or at all, our financial results and future prospects would be adversely impacted;Our pending acquisition of a controlling interest in Shotl may not be completed as anticipated, or if completed, may not be beneficial to us as a result of the cost of integrating geographically disparate operations and the diversion of management’s attention from our existing business, among other things;Rapid and substantial expansion presents obstacles with respect to integrating new markets into our operations as well as compliance matters, such as data collection and audit and legal and financial compliance requirements;We may be unable to obtain additional capital to support the growth of our business on reasonable terms or at all;We may be unable to attract and retain consumers, making our platform less appealing to drivers and businesses;We may be unable to attract and retain qualified drivers and other high quality personnel;We do not have written contractual arrangements in place with certain of our historically material customers;Our business depends on insurance coverage carried by our drivers and we may be unable to independently confirm that our drivers maintain necessary insurance as required by the laws of the jurisdictions in which we operate;Illegal, improper or otherwise inappropriate activity of drivers, consumers or other users, whether or not occurring while utilizing our platform, or local partners could expose us to liability and harm our business;The growth of our business depends in part on our reputation in the markets where we operate or intend to operate;We may face reputational challenges based on the behavior of our drivers or performance of our operations, including safety, reliability and quality of our services;We have not historically maintained insurance for our operations, including cyber security insurance.Security or privacy breaches, as well as defects, errors or vulnerabilities in our technology and that of third-party providers could materially harm our reputation and business. We have previously experienced a data breach that resulted in the exposure of customer information;Compliance with laws and regulations relating to privacy, data protection and the protection or transfer of personal data, including possible requirements that data be physically housed within countries where we operate, and data privacy regulations may pose technical barriers to implementation;Required registrations, licenses, permits or approvals may be difficult to obtain in the jurisdictions in which we currently or may in the future operate and we will be required to obtain further registrations, licenses or permits to continue to operate our business in certain jurisdictions in which we currently operate;We currently operate and intend to expand into jurisdictions that are, or have been, characterized by political instability, may have inadequate or limited regulatory and legal frameworks, including with respect to ride-hailing services, and may have limited, if any, treaties or other arrangements in place to protect foreign investments or involvement;We have operations in countries known to experience high levels of corruption and are subject to territorial anti-corruption laws in these jurisdictions;We may be blocked from or limited in providing or operating our products and offerings in certain jurisdictions, or we may be required to modify our business model in those or other jurisdictions as a result;Certain liabilities may be imposed by jurisdictions where we operate, including tax liability, which may subject us to regulatory enforcement procedures if we do not or cannot comply;Our business would be adversely affected if drivers were classified as employees, workers or quasi-employees;Our inability to effectively determine rider demand, where to run routes, match routes with drivers and price our offering and to develop new offerings on our platform and manage the complexities of such expansion;Our business and its growth depend on access to the internet and an increase in internet penetration in the markets in which we currently operate and in the markets we intend to enter;We face competition in our industry, including by competitors who may have the ability to exert market power to foreclose or hinder our ability to compete;Our market is characterized by rapid technological change, particularly across the SaaS/TaaS vertical, which requires us to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of our products and our financial results;Our operations may be negatively impacted by systems failures and interruptions in the availability of our website, applications, platform or offerings as well as changes in the internet, mobile device accessibility, mobile device operating systems and application marketplaces;Our business depends upon the interoperability of our platform across devices, operating systems, and third-party applications that we do not control;Our business depends in part on intellectual property. Our inability to protect and enforce our intellectual property rights could materially and adversely affect our business;Adverse litigation judgments or settlements resulting from legal proceedings or investigations in which we may be involved, including matters involving dissatisfied customers or former employees or intellectual property rights, could expose us to monetary damages or limit our ability to operate our business;

Risk Factors—2/2Natural disasters, economic downturns, public health crises, including the COVID-19 pandemic, or political crises in the jurisdictions in which we operate could materially and negatively impact our operations in such jurisdictions;We conduct a substantial amount of our business in foreign currencies, which heightens our exposure to the risk of exchange rate fluctuations;We will incur significant costs as a result of operating as a public company and our management team will be required to devote substantial time to new compliance initiatives and corporate governance practices;Our ability to make and successfully integrate acquisitions and investments or complete divestitures, joint ventures, partnerships or other strategic transactions;Risks Related to the Proposed TransactionThe SPAC had limited time to conduct due diligence. The SPAC cannot assure you that this diligence identified all material issues or risks associated with the Company, its business, or the industry in which it operates. Additional information may later arise in connection with preparation of the registration statement and proxy materials, or after the consummation of the business combination.The potential that we may not be able to obtain the required consents to complete the Potential Transaction;The availability of sufficient funds to consummate the Potential Transaction;The potential that a market for our ordinary shares may not develop or be sustained, which could adversely affect the liquidity and price of our ordinary shares;The risk that sales of a substantial amount of our ordinary shares in the public market by our existing shareholders could cause our share price to decline;The fact that, following the closing of a Potential Transaction, a significant number of ordinary shares will be subject to issuance upon the exercise of warrants and options;The right of SPAC’s public shareholders to redeem a large number of the shares of SPAC in connection with the Potential Transaction;SPAC’s and our incurrence of substantial transaction costs in connection with the Potential Transaction;The risk that we will fail to enter into a definitive agreement providing for the Potential Transaction or that the closing conditions required to complete the Potential Transaction will not be satisfied;Any required write-downs or write-offs, restructuring or impairment or other charges that may arise following the completion of the Potential Transaction;Potential adverse effects on the business that may result from the announcement of the Potential Transaction, industry-wide changes or other causes;Potential delays in completing the Potential Transaction that may reduce the expected benefits thereof;The possibility of securities class action or derivative lawsuits that may delay or prevent the completion of the Potential Transaction;Our inability to integrate ESG or socially responsible practices into our operations; andOther risks and uncertainties indicated from time to time described in SPAC’s registration statement on Form S-1, including those under “Risk Factors” therein, and in other documents filed with the SEC by SPAC, the Company and/or entities associated therewith.

Swvl and Queen's Gambit:
A combination to accelerate mass transit revolution

Overview

- Swvl to combine with Queen's Gambit Growth Capital
- Queen's Gambit is focused on disruptive, high potential technology platforms – in perfect alignment with Swvl
- Transaction expected to close in Q4'21

Valuation

- Reflects ~$1.1bn pro forma enterprise value (2.8 × 2023E gross revenue) and ~$1.5bn equity value
- Proceeds of ~$405mm from $100mm [2] targeted PIPE and cash in trust to fund growth, assuming no redemptions
- Existing Swvl shareholders to roll 100% of their stake at close and are expected to own ~65% of the pro forma company

Value add

- Access to leading industry players (e.g., Agility, a large investor in Queen's Gambit) which may create significant value to the organization and investors alike
- Strong emphasis on ESG (environment, social and governance); positioning the organization to utilize EVs and other socially responsible practices
- Diverse board and strong focus on corporate governance that can help significantly heighten the organization's performance and health

Swvl Team



Mostafa Kandil
CEO
Careem



Rachid Maalouly
Head of Strategy and Innovation
McKinsey & Company



Youssef Salem
CFO [1]
QINVEST

Queen's Gambit Team



Victoria Grace
Founder, CEO & Director



Betsy Atkins
Senior Operating Advisor
VOLVO



Anastasia Nyrkovskaya
CFO
KPMG NBCUniversal BIRCHBOX FORTUNE

Note: Gross revenue is a non-IFRS measure, and represents Revenue before impact of promos, refunds, and waivers. See P75-79 for reconciliation to the most comparable measure presented in accordance with IFRS standards. Financial data not pro forma for acquisition of a controlling interest in Shotl announced 8/19/2021.
1. Starting date is 1 September 2021.
2. Inclusive of $35.5mm early funding commitments.

6 swvl

Queen's Gambit is positioned to make differentiated and immediate impact

Queen's Gambit

Overview

- Seasoned and experienced management team
- **Existing strategic relationship with Agility** and a host of other board relationships
- Distinguished board and strategic advisory team of **11 highly successful women**
- Critical potential benefits from Agility Logistics relationship

Values Aligned from the Start

- Fundamental alignment with Swvl's focus on **women's safety in shared mobility**
- Queen's Gambit's **women-led management and board** offer differentiated perspectives, a compelling advantage for Swvl
- Swvl and Queen's Gambit to establish **advisory committee to focus on diversity & inclusion** of public entity swvl
Swvl and stay safe!
App Store
Google Play

Unique and Empowered Board and Advisory Team

Jennifer Barbetta
Senior MD, COO at Starwood Capital

Dr. Cheryl Martin
Founder & Principal at Harwich Partners

Jill Putman
CFO at Jamf

Jeannine Sargent
Board Member at Synopsys

Lone Fonss Schroder
CEO at Concordium AG

Elizabeth Weymouth
Founder & Managing Partner at Grafine Partners

Nelda Connors
Chairwoman & CEO of Pine Grove Holdings

Hannah Jones
CEO, Earthshot Prize

7

swvl

Agility is expected to provide immediate synergies and new opportunities
Agility is expected to provide immediate synergies and new opportunities
Multi-billion dollar corporate logistics leader is uniquely positioned to offer strong operating and strategic benefits globally
Largest private owner, manager & developer of industrial real estate in many of Swvl’s key markets
Leverage Agility’s Regional Expertise to Expand in Emerging Markets
Critical access and understanding of local and emerging market business context from Agility’s Middle East roots and growing Africa footprint
Deep relationships with local trade partners, governments, financial institutions and consulting firms
Support with hiring talent/teams in new geographies with existing Agility presence
Potential Opportunities to Expand Swvl SaaS/Taas Clients
Agility companies offer corporate client base for Swvl’s TaaS segment via Agility Logistics Parks, National Aviation Services and GCC Services
Retail ridership growth via integration into Agility’s commercial real estate projects across the Gulf Cooperation Council (“GCC”) countries
Tap into Agility’s Substantial Salesforce and Market Access
Agility’s professional sales team can help Swvl access multitudes of client bases:
Major multinational customers
Local governments, municipalities and other public sector entities
Local private sector brands and leaders, small & medium enterprises
Strong synergies and enhanced growth potential from an established presence in key Swvl geographies
Map and logos are illustrative. Reflects select countries where Agility operates and sampling of Agility relationships. 8

Agility is expected to provide immediate synergies and new opportunities
Multi-billion dollar corporate logistics leader is uniquely positioned to offer strong operating and strategic benefits globally
Leverage Agility’s Regional Expertise to Expand in Emerging Markets
Critical access and understanding of local and emerging market business context from Agility’s Middle East roots and growing Africa footprint
Deep relationships with local trade partners, governments, financial institutions and consulting firms
Support with hiring talent/teams in new geographies with existing Agility presence
Potential Opportunities to Expand Swvl SaaS/Taas Clients
Largest private owner, manager &
developer of industrial real estate • Agility companies offer corporate client base for Swvl’s TaaS segment via Agility Logistics Parks, National in many of Swvl’s key markets Aviation Services and GCC Services
Retail ridership growth via integration into Agility’s commercial real estate projects across the Gulf Cooperation Council (“GCC”) countries
Tap into Agility’s Substantial Salesforce and Market Access
Agility’s professional sales team can help Swvl access multitudes of client bases:
Major multinational customers
Local governments, municipalities and other public sector entities
Local private sector brands and leaders, small & medium enterprises
Strong synergies and enhanced growth potential from an established presence in key Swvl geographies
Map and logos are illustrative. Reflects select countries where Agility operates and sampling of Agility relationships. 8

Why Swvl?
1. The ~$1 Trillion Challenge: Mass Transit is a Rigid and Outdated Solution for the Fast Changing Modern World
2. The Swvl Solution: Responsive, Self-Optimizing, Supply-Agnostic and Asset Light Mass Transit Solution
3. The Foundations: Customer Centric Operating Model Enabled by Swvl Growth Cycle
4. The Vision: Global Non-Displaceable Technology Revolutionizing Mass Transit
5. The Path Ahead: Accelerated Intercontinental Expansion
6. The Transaction: Overview of the Transaction and Financial Proceeds
7. Team and Values: Multi-Disciplinary, A-Team of Industry Veterans on a Mission-Driven Journey to Transform Mass Transit

The ~$1 Trillion Challenge

~$1tn+
Mass transit opportunity
Share of urban populations with convenient access to public transport, (% of urban pop. w/ convenient access to public transport)
85%
89%
48%
40%
13%
Prohibitive Societal Cost
On avg., ~2x as many people have convenient access to public transport in developed countries vs. emerging market ones
Note: The ~$1tn+ opportunity reflects Swvl’s potential TAM, defined as the long term revenue potential of consumer mobility and shared mobility / demand responsive transit markets. Consumer mobility TAM reflects revenue potential calculated as the annual per capita transport spend by a proportion of low, medium and high-income population across select emerging market cities, then extrapolated to a broader set of emerging market populations. Shared mobility / demand responsive transit TAM reflects 2030 revenue potential for Demand Responsive Transit (DRT) solutions per Frost & Sullivan.
1. Dubai statistics centre, RoadSafetyUAE & Noor Takaful - Ethical Insurance Survey. 2. Moovit Insights, Public Transit Index. Reflects the subset of countries included in database. 3. Social Development Project Report, “Addressing Gender-based Violence and Harassment in the Public Transport Sector” (2020).
4. Inrix 2019 Global Traffic Scorecard. 5. Reflects data from 2010 World Bank study. 6. Reflects 2017 data from Statista.

Poor access and reliability are consistent features of mass transit systems, particularly in emerging markets...

Share of urban populations with convenient access to public transport, (% of urban pop. w/ convenient access to public transport)



On avg., ~2x as many people have convenient access to public transport in developed countries vs. emerging market ones
7%
13%
18%
20%
21%
22%
26%
26%
40%
48%
85%
89%
Jordan
South Africa
Mexico
Nigeria
Pakistan
Egypt
Bangladesh
UAE
Costa Rica
India
Argentina
Developed Nations

~60% longer wait times at a station in developing vs. developed nation cities

Note: Bar chart shows select emerging market countries sourced from United Nations data. Defines access as population within 500 meters walking distance of low-capacity transport systems (buses and trams) and 1,000 meters distance to high-capacity systems (trains, subways and ferries). Blue bar shows average for Developed Nations. Developed Nations reflect countries labeled as Advanced Economies per IMF World Economic Outlook (2020).

Sources: United Nations Sustainable Development Goals Report (2020), Moovit Insights, "Public Transit Index". IMF World Economic Outlook (2020).

13

… with safety remaining a concern across many emerging markets’ public transport systems
Women’s experiences of sexual harassment on public transport, (%)
81%
78%
64% 64%
55%
54%
Baku Karachi Mexico City Bogota Mumbai Nairobi

Governments spend billions of dollars of CAPEX and OPEX to deliver and operate inefficient public transport systems...

Country deep-dive, Pakistan



Karachi
Vestigial public transport, despite the city's size and economic importance

Metrobus, Rawalpindi-Islamabad

~30%
Delay in project completion [1]

55%
Actual capacity compared to initial design [2]

$12.5mm
Annual operating subsidy [3]

Orange line, Lahore

~$1.5 bn
Capital spend [4]

4-6%
Coverage of public transport needs [5]

130-175 yrs to payback
capital spend alone

Note: Orange line payback time is built on an average ticket fare of PKR 20 ($0.129), and 250,000 riders per day.

1. Dawn, "Shahbaz to inaugurate work on Metro Bus Service on Feb 28" (2014) and "PM inaugurates Metro Bus project: 'This is a changing Pakistan'" (2015).
2. Dawn, "Half of metro bus fleet unutilised in twin cities" (2016).
3. The Express Tribune, "Economically unviable: Metro Bus - a white elephant painted red" (2015). Annual operating subsidy of $12.5mm converted from PKR 2bn based on an exchange rate of 0.006x as of 7/26/2021.
4. International Railway Journey, "China signs funding agreement for Lahore metro" (2015).
5. Reuters, ""This will make us poorer": Pakistani metro brings uncertainty for displaced residents" (2020). JICA, "The Project For Lahore Urban Transport Master Plan in the Islamic republic of Pakistan: Final Report" (2012).

15

. this is compounded by associated societal costs that further escalate government bills
Number of hours lost in congestion per person, (hours)
134 133
100 100
94 93
88 88 87 86 86 85
81
74
67
Bucharest Bogota New York City Moscow Philadelphia Zagreb Paris Tallinn Quito Chicago Vilnius Bordeaux Cali Saint Petersburg Bangkok
Developed
Nations Other
Avg. annual cost of ride-hailing services, (% of avg. annual income)
53% 50% 50%
24% 23% 23%
21%
16%
14% 13%
11%
0%
Lagos Dhaka Karachi Mumbai Cairo Buenos Aires Johannesburg Mexico City Istanbul Santiago
Note: Developed Nations reflect countries labeled as Advanced Economies per IMF World Economic Outlook (2020). Illustrative estimates for cost of a single 6.2 mile ride for each of 200 working days per year across sample cities. Cost of ride hailing services and average country 16 income converted from respective country currencies into USD based on exchange rates as of 7/26/2021.
Sources: Inrix, Fare estimator sites of ride hailing-hailing services.

Inefficient and underutilized quality private buses, unable to fulfill latent mass transit demand
Inefficient bus usage Underutilized buses Untapped potential
(1) (1)
2 trips/day 8 months/year +155k
Vehicle owners typically work Vehicle owners tend to be out of Private buses in Cairo alone (2) for a single entity (e.g., work during university break corporate, school) Most emerging markets Vehicle owners constantly on present a sizable opportunity Vehicle owners often unable the lookout for other sources of from tourism and private to service multiple clients income during down-time vehicle owners
1. Based on Swvl knowledge of various regions (including anecdotal evidence). 17
2. Bus data per Statista (reflect 2017 data).

The Swvl Solution

swvl

Demand-Responsive, Self-Optimizing, Supply-Agnostic and Asset Light Mass Transit Solution

Reliable and Convenient

- Low avg walk to station (7 mins)
- 5 days in-advance booking system
- Air conditioned and top quality
- 95% on time pickups
- 4.7/5 customer rating [1]
- Multiple payment options

Safe

- Vetted drivers with background checks
- In-ride insurance for every Swvl ride
- Ability to share live ride status
- Critical incident teams and third party professional providers
- One click SOS alerts
- Ability to contact/trace

Valuable

Swvl	Ride-hailing	Taxi
$1.10 - $2.20	$5.00- $7.00	$6.00 - $8.00

Far more affordable than alternatives

- ~245mm pounds of CO_2 emissions saved [2]
- ~14.4mm person-hour of congestion reduced [3]

Efficient supply

- Up to 70% vehicle utilization [4]
- Up to ~2x more expected earnings for drivers on Swvl platform [4]

Note: Fares for Swvl, Ride-Hailing, and Taxi trips are calculated on an average distance of 15-25km. Walk to Station reflects Cairo Retail data. "Valuable" fare data also represents Cairo. Emissions and congestion data calculate reduction from Swvl rides relative to emission and congestion created assuming each passenger takes their own ride.

Source: Swvl internal data. Data not pro forma for acquisition of a controlling interest in Shotl announced 8/19/2021.

1. Aggregate customer rating in Apple App Store as of 7/26/2021.
2. Reflects Swvl's estimates of amount of CO2 Swvl buses saved since Swvl's inception. Vehicle emissions data sourced from vehicle producer site and www.car-emissions.com.
3. Reflects Swvl's estimates of amount of congestion reduction saved since Swvl's inception.
4. Reflects Cairo data.

19 swvl

Swvl’s operating system; an integrated, customer-centric ecosystem enabled by commute-specific products
Swvl operating system
Work
Swvl’s operating model enables it to continuously utilize pooling demand across different use cases and seasonalit Fulfilled by Powered by significantly improving the assets’ ROI, reducing the cost Mall enhancing the margin opportunity SaaS &
Retail
TaaS Travel
travel
Fulfilled by
Retail: users book seats on vehicles available exclusively to the platform Customer to commute within a given city
Travel: users book and go on long distance trips either on School travel available exclusively to the platform or on buses marketed
Powered by Weekend
Getaway
SaaS/TaaS: enables corporates, schools and transit agencies to provide Swvl-powered optimized mass-mobility solutions via TaaS and SaaS offerings

Swvl’s growth cycle is at the foundation of its operating system NETWORK EFFECTS OF THE PLATFORM Adding more drivers and vehicles to the platform enables more route creation Creating more routes and having more drivers enables cross-dispatch and a reduction in cost per KM while increasing the aggregate earnings per driver More routes lead to a denser network which reduces walk to station distance Lower cost and better walk to station significantly improve customer experience and willingness to pay Better customer experience drives more traffic and more users on the platform    Lower cost structure Better selection Lower average fare per trip Denser Shorter walk to network station distance More drivers and vehicles Deep data driven Better insights Customer experience More rides per customer    21

Swvl’s impact in revolutionizing mass transit 53mm bookings to date (4) ~430% ‘17A - ‘20A gross revenue CAGR (3) (4) 37 Cities in 16 countries (1) (2) ~1.6mm riders have commuted on Swvl to date (4) ~17k drivers generated income from Swvl (4) 52% of Swvl’s student customer base are female (4) 1. Operations in some cities are currently interrupted due to COVID-19.22 2. 22 cities and 10 countries are solely attributable to operations of Shotl, a mass transit SaaS platform in which Swvl will own a controlling interest following the closing of a transaction described further on P24. 3. Gross revenue is a non-IFRS measure, and represents Revenue before impact of promos, refunds, and waivers. See P75-79 for reconciliation to the most comparable measure presented in accordance with IFRS standards. CAGR represents 2017A - 2020A gross revenue. 4. Data not pro forma for acquisition of a controlling interest in Shotl announced 8/19/2021. 2017-2021

An established data infrastructure, growth cycle and business offering that creates a robust cost barrier for competitors Strong competitive moat with increased profitability Gross Revenue Per User Driver Earnings Customer Price 23% ~2x 40% Of inter-city users use two categories over Drivers who end up working on different Ability to charge customers up to as much their lifecycle, significantly increasing Swvl business segments expect to see up as 40% less than a competitor given the gross revenue and lifetime value to ~2x increase in their earnings enhanced supply economics of Swvl 23 Note: Analysis based on Swvl internal data. Reflects Cairo data.

Introduction to Swvl's journey that is backed by a history of rapid and increasingly efficient expansions

2017
- Cairo launch
- Alexandria launch

2018
- Ranked #16 in Forbes Top 100 Startups in the Middle East
- Crossed 20,000 bookings/day

2019
- Nairobi launch
- Lahore, Karachi & Islamabad launches
- Crossed 40,000 bookings/day
- ~$29mm gross revenue (~166x growth in 2 years) [1]
- Reached 1,000 active buses on network

2020
- 66pp gross margin improvement between beginning of 2019 to end of 2020 [1]
- 10,000+ drivers across 8 cities
- Launches in UAE and Jordan via corporate offerings
- 100+ TaaS clients reached

2021
- Launches in Saudi Arabia via corporate offerings
- Definitive agreement to acquire a controlling interest in Shotl announced 8/19/2021

Increasingly efficient expansion in new cities

21 months to hit 500k bookings in first city (Cairo)	→	4 months to hit 500k bookings in recent city (Karachi)

1. Gross revenues and gross margins are non-IFRS measures. Gross Revenue represents Revenue before impact of promos, refunds, and waivers. Gross margin represents gross revenue net of captain costs and prior to impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines. Net margins reflect gross profit / loss, as recorded in the Company's financial statements prepared in accordance with IFRS; reflect impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines.

24 swvl

Explosive growth since inception... Oct-17 Apr-18 Oct-18 Apr-19 Oct-19 Feb-20 Dec-21 (E) 3,780 2,855 2,689 1,107 449 18 48 Bookings, (‘000) ~6x ~25x Oct-17 Apr-18 Oct-18 Apr-19 Oct-19 Feb-20 Dec-21 (E) US$ 79 US$ 49 US$ 51 US$ 18 US$ 8 US$ 1 US$ 1 Annualized gross revenue, ($ million) ~ 16x ~ 7x Pre COVID-19 exit Post COVID-19 recovery US$0.5 US$0.9 25 Note: Gross revenue is a non-IFRS measure, and represents Revenue before impact of promos, refunds, and waivers. See P75-79 for reconciliation to the most comparable measure presented in accordance with IFRS standards. Financial data not pro forma for acquisition of a controlling interest in Shotl announced 8/19/2021.

...coupled with consistently improving margins and a pathway to 30-40% gross margin


Margins, (%)
~73 p.p improvement in gross margin to reach 20% profitability currently; path to achieve +40% gross margin through supply focused interventions (e.g., bidding, dynamic routing)
112 p.p. improvement in net margins, bringing Swvl to breakeven net margin (+/- 10%); Levels are expected to be sustained and improved as revenue scales-up (city-wise) through improved supply efficiency, better pricing and optimized growth management
Growth in net margins is expected to be sustained until revenues are large enough to allow full OPEX coverage
At that point Swvl is expected to enhance net margins further to achieve Adjusted EBITDA profitability (city-wise)
(53%) (35%) (21%) (10%) (21%) (0%) 5% 1% 2% (3%) (17%) (24%) 1% 0% 5% 4% 10% 20% 28% 20% 18% 20% 17% 6% 14% 20%
(120%) (88%) (73%) (51%) (64%) (46%) (43%) (51%) (65%) (72%) (72%) (77%) (51%) (50%) (5%) 0% 3% 5% 8% (4%) (8%) (6%) (6%) (16%) (15%) (8%)
2019-2 2019-3 2019-4 2019-5 2019-6 2019-7 2019-8 2019-9 2019-10 2019-11 2019-12 2020-1 2020-2 2020-3 2020-4 2020-5 2020-6 2020-7 2020-8 2020-9 2020-10 2020-11 2020-12 2021-1 2021-2 2021-3
Gross margin %
Net margin %

Note: Gross revenues and gross margins are non-IFRS measures. Gross Revenue represents Revenue before impact of promos, refunds, and waivers. Gross margin represents gross revenue net of captain costs and prior to impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines. Net margins reflect gross profit / loss, as recorded in the Company's financial statements prepared in accordance with IFRS; reflect impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines. See P75-79 for reconciliation to the most comparable measure presented in accordance with IFRS standards. Financial data not pro forma for acquisition of a controlling interest in Shotl announced 8/19/2021.

26

Swvl significantly improves supply efficiency and drivers' earnings power

Private Bus Driver	Swvl Bus Driver
Inefficient bus usage	Efficient bus usage
2 trips/day	4-6 trips/day
Under-utilized buses	Adequately utilized buses
8 months/ year	12 months/ year



Driver's realized revenue, $
~US$185
~US$700
~US$760
Private Bus Driver
Swvl Bus Driver @4 Trips per Day
Swvl Bus Driver @6 Trips per Day

Note: Illustrative analysis based on March 2021 Cairo data. Applies average earnings of Cairo Swvl drivers completing four rides per day and six rides per day. Assumed revenue for Egyptian private bus drivers sourced from SalaryExplorer, "Bus Driver Average Salary in Egypt 2021". Data converted from EGP to USD based on an exchange rate of 0.0637x as of 7/26/2021.

27

Swvl outperforms peers across the globe, despite being the newest player Company Founded 2017 2012 2012 2011 2015 Stage Growth Growth/Mature Mature Mature Mature Geographic Scope Global (1) Global MENA, Indian sub-continent Global Single Country Diversified between consumers (inter and intra-city), Intra-city consumers and transit Intra-city consumer and Transit Customer Mix Intra-city consumer Inter-city consumer businesses, governments and agencies businesses transit agencies Daily Bookings High Medium to High (2) Low (2) Medium Medium Note: Compares Swvl to peers offering ‘shared mobility’ services. 28 1. Swvl 2025 vision. 2. Bookings data reflects bus segment only.

The Mechanics 29

Cutting-edge proprietary technology is the core of Swvl’s virtuous growth cycle and creates a superior competitive moat Lower cost structure Better selection Reliability and convenience technology focus areas Lower Shorter Denser avg. walk to network fare per station trip distance 1 Predict and identify latent demand More Better drivers and Customer 2 Create routes centered around demand clusters vehicles experience 3 Create Dynamic Routes More rides per customer Lower cost structure Better selection Value for money technology focus areas Lower Denser avg. Shorter walk network to station fare per distance trip 4 Create cost efficient routes, schedules and plans More Better Drivers and Customer 5 Price supply via bidding and smart assignment vehicles experience 6 Price demand dynamically More rides per customer 30

1 Predict and identify latent demand: Predicting demand for facilitating better selection Map the City Swvl divides the city into equal areas (i.e., hexes)    Capture Latent Demand and Optimize Existing Areas Hexes are the basic unit of analysis to build a network • Determines which hexes to place Swvl stations at and continues to assess: • Where to run new routes • Where to reactivate routes Predict and Identify Latent Demand • Where to add / remove capacity • Run regression analysis to identify major demand pairs • Run machine learning (ML) algorithm to predict network performance if a new station were to be • Use tools (e.g., in-app search data, mobile added data and social-media listening) to understand potential magnitude of users’ movement between hexes 31

2 Create routes centered around demand clusters: Automated route creation with an objective to maximize demand conversion Create routes centered around demand clusters and deliver on the Demand estimation Route creation reliability promise • A ML algorithm identifies key pockets of latent and existing demand for a given city • A ML, self-evolving model, defines optimum routes to maximize demand capture, minimize network-wide cannibalization, minimize walk to station distance and define the right schedule time to deploy vehicles    • An algorithm assembles sets of routes in coherent Network design Plan stitching/driver assignment Backup vehicle assignment plans that maximize demand capture, vehicle owner earnings, vehicle utilization, and driver’s convenience (i.e., minimizes distance from home/garage to first and last station) • An “ambulance” like fleet is placed across the network to minimize the impact of vehicle breakdowns/no-shows and maintain customer promise 32

3 Create dynamic routes: Dynamic routing improves user experience, providing greater convenience • Dynamic Routing (DR) is a proprietary computational technology developed by Swvl Evolution of a route dynamically    upon discovering a new rider • Enables Swvl to adapt, real-time, to actual demand pockets, as vehicles move around the city • Creates stations on the fly to maximize demand capture    • Identifies tolerable travel time budgets for riders and ensures no breach of the ETA promised to customers within the vehicle • Finds the best route that optimizes for the walk to station distance and the travel time Converts to a real station if adding the stop will keep route within prior customer travel time and walk to station budgets 33

3 Better selection ultimately expected to yield faster profitability of routes

Number of searches on the platform that meet customer promise [1], (%)


~35% increase
26%
35%
Jul-20
Mar-21

Time to profitability per route, (months)


~40% reduction
~75% reduction
7
4
1
2019
2020
2021

Note: Data reflects Cairo Retail.

1. Customer promise is defined by Swvl's thresholds for: walk to station, price per kilometer and travel time on a Swvl bus relative to a ride-hailing alternative. Reflects change from beginning of Jul'20 to end of Mar'21.

34

swvl

3 Dynamic routing reduces walk to station, increasing conversion to bookings and thus, margins

Average walk to station time in Cairo, (min)


~40% reduction
~25% reduction
~22% reduction
20
12
9
7
Feb-20
May-20
Sept-20
Apr-21

Note: Reflects Cairo only. A combination of factors contribute to a compounded reduction in walk to station times: increased efficiency in station placement, station allocation and dynamic routing. Dynamic routing introduced in early 2021, driving further reductions in walk to station minutes.

35

4 Create cost efficient plans and schedules:    Providing a more affordable customer ride starts with minimizing the cost per KM incurred while enhancing vehicle ROI 1 4 2 2 3 • Machine learning (ML) algorithm “stitches” multiple routes into a plan 1 4 • A plan optimizes for driver convenience and earnings by maximizing the driven monetized KMs via a system of 2-6 rides per plan with a combination of retail, travel and TaaS rides    1 • The algorithm helps ensure that the end point of every ride is conveniently close to the starting 2 3 point of the subsequent ride    3 • The model helps ensure maximum vehicle RoI and maximum customer demand capture for 4 every vehicle    Plan stitching tool creates thousands of plans per week while continuously decreasing cost per KM and increasing vehicle ROI 36

5 Price supply via bidding and smart assignment system:    Once a plan is created, supply is priced via bidding and plans are assigned via smart assignment system, minimizing overall costs (~12% savings) Smart assignment technology dynamically prices supply via bidding and cross-dispatching vehicles across different business segments Bidding Portal Swvl optimizes the    driver experience • At the beginning of the week, drivers bid on plans based on    Rejected View Accepted View Drivers influence when    scheduling and location preferences    Jeddah—Sedan Home Work Jeddah—Sedan Home Work and where they drive    • A recommendation engine matches routes with driver based on 07:00 am 6:00 pm Get transparent earnings driver’s preference and overall cost Sedan Expected payouts per    • High performers rewarded with more convenient route plans ride available on portal 80 SAR 80 SAR 70 SAR 70 SAR 80 SAR 80 SAR Cross-dispatch contributes to increased rides/driver/month and leads to higher driver’s    … and contributes to lowers cost per km, leading to higher Swvl margins earnings and hence, retention… 145 160 US$ 0.026 ~19% Reduction 2x Increase 120 US$ 0.021 US$ 871 80 US$ 438 11 40 0 Jun’20 Apr’21 Jun’20 Mar’21 # of cross-dispatched drivers Earnings / driver Cost/KM 37 Note: Data reflects Cairo Retail.

5 Technology allows +85% drivers retention, while decreasing cost per KM and increasing vehicle ROI By increasing rides per vehicle by ~40% Technology allows +85% vehicle retention Weekly rides/vehicle 13.9 14.3 13.7 30-day rolling retention (1) 13.0 13.2 11.9 11.9 11.9 11.0 10.3 10.6 10. 88.2% 88.4% 85.8% 85.6% 85.2% ~40%    8.5 8.2 8.0 Increase 2020-26 2020-28 2020-30 2020-32 -40 2020-42 2020-44 Hence increasing vehicle earnings by ~20% ($ USD) Weekly earnings per vehicle 2019 2019 2019 2019 2019 2019 2019 2019 2019 2019 2019 2019 2019 2019 2019 2019 2019 2019 2019 2019 2019 2019 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2021—2021 — 2021—2021—2021 — — — — — — — — — — — 01 01 07 10 10 11 11 12 12 — — — — — — 11 — 11 ——01 02 02 03 03 04 05 05 06 06 07 08 08 09 — 01 01 10 12 12 01 02 03 03 04 — — — — 02 03 03 07 07 08 08 09 09 —— — — — — — — — — — — — — 01 21 13 10 27 13 03 20 06 23 10 27 13 — — ——17 03 20 27 13 19 07 24 30 16 03 20 06 23 30 16 30 16 04 21 07 24 10 27 13 30 07 24 10 02 05 ~20% 271 Increase 252 251 252 48 248 243 225 212 210 198 198 Key highlights 192 183 • While continuously reducing cost per KM using our technology, vehicle earnings have seen a significant increase:    27 28 29 30—31 32 33 34 35 36 37 38 39 40 41—42 43 44 45 — — — — — — — —— • Significant increase of rides/vehicle by ~40% 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 2020 • Translating into a ~20% increase in a vehicle’s gross earnings Note: Data reflects Cairo Retail. 38 1. Data excluded from Apr’20 to Jun’20. Reflects months where governments imposed Covid-19 lockdowns, causing Swvl to only run routes to hospitals via charters / regular buses to support the healthcare staff. Given utilization levels were higher than regular levels (~98%), Swvl chose to exclude the data in those months.

6 Price demand dynamically:    Demand is priced dynamically to give riders the optimal price at the right time based on real-time data Dynamic user level pricing Engine predicts user reaction to pricing based on: • A ML model is continuously running to maximize Current Utilization Route-level retention Active Demand Demographics revenue per vehicle    • The system dynamically utilizes a wide range of Peak Demand Scenario Off-Peak Demand Scenario positive and negative adjustments to the core pricing    • The model uses data such as expected vehicle High Higher âž¡ Utilization Low Low â‡§ Utilization utilization at the time of ride, user convenience (walk x = x = Demand Price Demand Price to station distance), user churn probability and many â‡§ Revenue â‡§ Revenue more variables to define the optimal price point Avg. Rask â†‘ to ~33% vs. Fixed Pricing Improvement in gross revenue/seat and utilization vs fixed pricing, (% per week) Avg. Utilization â†‘ to ~16% vs. Fixed Pricing Utilization RASK (Gross revenue per available seat kilometer) 47% 36% 33% 29% 27% 23% 23% 17% 16% 15% 15% 14% Week of 11% 10% 8% 8% 9% 9% 9% 9% 8% 9% dynamic 6% 7% pricing 2% pilot 1 2 3 (2%) 4 5 6 7 8 9 10 11 12 13 39 Note: Reflects data from 13-week pilot conducted for Cairo Retail at the end of 2020.

6 Price demand dynamically:

50% increase in revenue/user & accelerated growth to hit $13/month with 60% annual gross revenue retention

2019 cohorts took 12 months to reach $13 per month of gross revenue per user

Activation Month	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12
Jan 2019	$4.1	$7.8	$9.5	$9.1	$8.9	$8.6	$13.0	$10.7	$13.1	$13.7	$11.2	$13.4
Feb 2019	$3.6	$8.5	$9.3	$9.3	$8.2	$12.4	$10.9	$13.3	$14.1	$11.8	$13.5	$11.8

2020 cohorts take just 2 months to cross $13 per month of gross revenue per user

Activation Month	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8
Aug 2020	$6.0	$12.0	$12.7	$13.9	$13.0	$12.1	$11.1	$11.7
Sep 2020	$5.5	$13.8	$16.8	$20.1	$12.1	$9.9	$11.0	
Oct 2020	$6.2	$16.3	$22.8	$11.3	$10.1	$12.0		
Nov 2020	$6.5	$18.0	$12.1	$9.9	$11.9			
Dec 2020	$9.4	$13.7	$11.7	$12.6				
Jan 2021	$7.5	$15.5	$21.3					
Feb 2021	$7.9	$23.0						



Consumer business
US$ 8
US$ 9
US$ 8
US$ 11
US$ 12
US$ 10
US$ 10
US$ 8
US$ 10
US$ 11
US$ 12
US$ 11
US$ 13
2019-1
2019-2
2019-3
2019-4
2019-5
2019-6
2019-7
2019-8
2019-9
2019-10
2019-11
2019-12
2020-1
2020-2
2020-3
2020-7
2020-8
2020-9
2020-10
2020-11
2020-12
2021-1
2021-2
2021-3
Gross revenue per user

60% + gross revenue retention after 12 months of activation

Activation Month	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12
Jan 2019	100%	81%	82%	70%	60%	53%	84%	65%	81%	81%	61%	67%
Feb 2019	100%	94%	83%	66%	54%	84%	67%	85%	90%	68%	70%	61%

40 swvl

Note: Data excluded from Apr'20 to Jun'20. Reflects months where governments imposed Covid-19 lockdowns, causing Swvl to only run routes to hospitals via charters / regular buses to support the healthcare staff. Given utilization levels were higher than regular levels (~98%), Swvl chose to exclude the data in those months.

Swvl consumer proprietary-tech was packaged into a suite of SaaS/TaaS enterprise product dedicated to corporates, schools and transit agencies
Transit agencies and businesses
Decoupled TaaS Elements
Integrated Network Platform
Optimization Software and Pricing Algorithms
Managed Services
Customer Service
A new SaaS product
Tiered suite of services offered to municipalities and corporate institutions who own their fleet No additional R&D capital required
Cost-plus pricing enhances margins
Initial one-time fee and recurring subscription model for services Baseline service fee Monthly fee per vehicle on the network Per-mile additional fee
SaaS product offerings
Tier 1 - Basic
Experience & Data Collection Analytics Branding Triggers & Alerts
Tier 2 - Advanced
Inclusive of Tier 1
Fleet Management Network Optimization Payment Facilitation Growth & Pricing
Tier 3 - Premium
Inclusive of Tier 1 & 2
Budgeting & Forecasting Real Time P&L Tracking Consultative Services MBRs/QBRs Dynamic Routing
TaaS enterprise product achieved exponential growth (4X in gross revenue per client), with a net dollar retention (~115%) only achieved by the top-quintile TaaS products

SaaS/TaaS enterprise product achieved exponential growth (~4x in gross revenue per client) with a net dollar retention (~115%) only achieved by the top-quintile SaaS/TaaS products
Net dollar retention
Activation
Jun-2020 Jul-2020 Aug-2020 Sep-2020 Oct-2020 Nov-2020 Dec-2020 Jan-2021 Feb-2021 Mar-2021 month
Net dollar
100% 95% 105% 119% 121% 125% 122% 107% 111% 115% retention
Swvl has managed to maintain a healthy net dollar retention rate of 115%+ showing its capability to grow revenue over time with the existing pool of clients by expanding its operations with them, hence exhibiting strong forward looking growth potential with rising volumes month on month
Transportation as a service
~4x US$ 6,314 US$ 5,947
US$ 4,838
US$ 4,653 4,540 US$ 4,408 US$ US$ 3,778 US$ 3,554 US$ 3,205 US$ 3,232 US$ 2,987 US$ 2,627 US$ 2,465 US$ 2,474 US$ 2,136 US$ 2,225 US$ 1,581
1 1 1 1
20 19 20 19 20 19 20 19 20 19 20 19 20 19 20 19 20 19 20 19 2020 2020 2020 2020 2020 2020 2020 2020 2020 202 202 202 202
— — — — — — — — ——1 — —
3 5 6 07 8 1 0 11 1 2 1 6 8 0 11 2 0 3
0 04 0 0 0 09 0 02 0 07 0 09 1 1 02 0 04
Revenue per client
Note: Data excluded from Mar’20 to May’20. Reflects months where governments imposed Covid-19 lockdowns, causing Swvl to only run routes to hospitals via charters / regular buses to support the healthcare staff.

Shotl expected to create a strong foothold in Europe, a full year ahead of Swvl’s expansion plans With a presence across 22 cities in 10 countries, Barcelona-based Shotl will double Swvl’s footprint and accelerate entry into Europe a year ahead of schedule; presence in Japan provides further upside to APAC expansion plans 22 cities across 10 countries (1) >350,000 bookings to date >10% market share in Europe Blue-chip municipality and corporate client base such as Barcelona City Council, Munich Airport and Rimini City Council On August 19, Swvl announced a definitive agreement to acquire a controlling interest in Shotl A mass transit SaaS platform that partners with municipalities and corporations to provide on-demand bus and van services Expected to serve as Swvl’s European hub and platform for further significant expansion, as Swvl’s B2C and Travel offerings complement Shotl’s SaaS offerings On-demand SaaS technology and DRT (2) capabilities complement Swvl’s dynamic routing and TaaS offering Localized mass transport focus enables Swvl to capitalize on trends in electrification and autonomous driving (3) Expected to bring strong, existing relationships with industry-leading OEMs Expected to further Swvl’s mission of empowering underserved communities globally with safe, efficient and cost-effective mobility solutions 1. Including Brazil, Japan, Spain, Germany, France, UK, Italy, Switzerland, Portugal and Finland. Certain operations currently interrupted due to COVID-19. 2. Demand-responsive transit. 3. Primarily through Shotl’s participation in programs such as FABULOS, a project that was led by the European Commission with the goal of demonstrating the impact of self-driving minibuses on future public transport networks. 43

The Objectives 44

Swvl aims to accelerate the build-up of a global non-displaceable technology revolutionizing mass transit

2025 goals

~$1bn+ Annual gross revenue [1]	**24** Countries [2]	**~30%-40%** Gross margin [1]
~50% Consumer / **~50%** SaaS+TaaS	**5 continents** MENA, South America, North America, Europe & Asia	**~15%** Adjusted EBITDA margin

1. Gross revenues and gross margins are non-IFRS measures. Gross Revenue represents Revenue before impact of promos, refunds, and waivers. Gross margin represents gross revenue net of captain costs and prior to impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines. Net margins reflect gross profit / loss, as recorded in the Company's financial statements prepared in accordance with IFRS; reflect impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines.
2. Operations in some cities are currently interrupted due to COVID-19.

45

Gross revenue is a non-IFRS measure, and represents Revenue before impact of promos, refunds, and waivers. See P75-79 for reconciliation to the most comparable measure presented in accordance with IFRS standards. Note: Financial data not pro forma for acquisition of a controlling interest in Shotl announced 8/19/2021. 46

Roadmap to a gross margin potential beyond 40% without further increase in customer pricing

Unit economics in Cairo Retail, $



Profitability zone – RASK > CASK
US$ 0.027
US$ 0.028
US$ 0.025
US$ 0.025
US$ 0.025
US$ 0.027
US$ 0.025
US$ 0.029
US$ 0.023
US$ 0.024
US$ 0.023
US$ 0.024
US$ 0.021
US$ 0.023
US$ 0.024
US$ 0.013
US$ 0.03
US$ 0.03
US$ 0.02
US$ 0.02
US$ 0.01
2019-02
2019-05
2019-08
2019-11
2020-02
2020-08
2020-11
2021-03
CASK
RASK

RASK - Gross revenue per available seat kilometer

CASK - Cost per available seat kilometer

40% Gross margin forecasts for Consumer segment



17%
41%
Mar 2021
Dec 2021

Potential future margins

- CASK reduction of 12% through bidding, high ride plans, cross-dispatch
- Utilization improvement of 19% through dynamic pricing, cross-dispatch, dynamic routing
- No increase needed in average ticket fare (ATF) to achieve desired margins

47

swvl

Note: Margin forecasts per management expectations. Gross margin is a non-IFRS measure and represents gross revenue net of captain costs and prior to impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines.

Illustrative journey of mature markets to +40% gross margins: Cairo Retail

Margins - Cairo Retail, %


20%
0
8%
12%
41%
(10%)
30%
(10%)
20%

Current GM	ATF improvements	CPS improvements	Utilization improvements	Steady-state GM	Net-margin interventions	Steady-state NM	EBITDA interventions	Steady-state Adjusted EBITDA margins
	Stabilize ATF to improve demand and utilization	Reduce number of back-up vehicles and introduction of high-ride plans to improve driver's aggregate earnings and reduce CPS	Increase customer conversion and retention by reducing WTS through densifying routes and schedules while enhancing DR technology		Reduce refunds and promos as a result of increased retention of users, and reduction in WTS driven by improved network coverage		Stabilize city's OPEX (i.e., personnel, overhead) ensuring it becomes negligible in relation to the rapidly expanding revenues	

GM: Gross margins NM: Net margins ATF: Average ticket fare CPS: Cost per seat WTS: Walk to station

Note: Reflects illustrative path to steady state margins, per management expectations.
Gross margin is a non-IFRS measure and represents gross revenue net of captain costs and prior to impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines. Net margin reflects gross profit / loss, as recorded in the Company's financial statements prepared in accordance with IFRS; reflect impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines.

48
swvl

The Path Ahead 49

Five principles guide Swvl's approach to international expansion

Reliable, convenient, safe and valuable global mass-mobility technology

Balance growth and capital stewardship across the portfolio	Lead expansion through high-velocity, low-friction products	Opt for breadth in the early expansion stages to build a dominant global presence	Adopt a rapid-fire iterative expansion approach, focused on scaling across similar socio-economic blocks	Balance organic, inorganic and serial innovation to accelerate and sustain a healthy expansion rate

50 swvl

Guiding principles translate into a comprehensive expansion approach across all categories


US
EU
LATAM
APAC
MENA
SEA
AFRICA
Market Potential
High
Low
Low
High
Ease of Entry

Existing portfolio consolidation in core geographies, creating the basis of a non-displaceable, pre-eminent emerging market mobility player

Full-portfolio expansion across LATAM, given the market opportunity and overall similarity (business climate, competitive landscape, socio-economic proximity) with core geographies

SaaS/TaaS led expansions across the advanced economies of Europe, the US, and APAC, given market needs (more advanced public transport, higher needs for system optimization vs. system creation) - expansion could occur directly or through JVs, partnerships, etc.

Full-portfolio expansion into the more challenging South East Asian (SEA) markets, complementing current portfolio and tapping into the high potential cities of the region

Note: APAC excludes China.

51

The approach translates into a well orchestrated geographic expansion roadmap



2021
2022
2023
swvl
KSA
Brazil
Mexico
Philippines
Bangladesh
swvl travel
KSA
Brazil
Mexico
Spain/Italy
Poland
Greece
Philippines
swvl business
Jordan/UAE
KSA
Brazil
Brazil
Mexico
Spain/Italy DE/UK/FR
CH/FI/PT
Japan
Spain/Italy
DE/UK/FR
PH/MY/ Indonesia
Bangladesh
US
Represents original expansion timeline
Represents presence in new countries and expansion of those accelerated by announcement of definitive agreement to acquire a controlling interest in Shotl

DE/UK/FR : Germany, United Kingdom, France **PH/MY**: Philippines, Malaysia **CH/FI/PT**: Switzerland, Finland, Portugal

Note: Illustrative timeline to reflect sequencing of market entry. Agility operates across all countries where Swvl is expected to expand. Operations in some cities are currently interrupted due to COVID-19.

52 swvl

Swvl will follow a tried and tested approach to accelerate portfolio expansion Country deep-dive, Brazil Standardized market-entry approach, Retail focused in a Brazilian city Target of 30-45 days from team hitting the ground to operations Registration and Market entry Acquire Growth Hire team Kick-start operations legal compliance analysis supply marketing Understand Understand socio- Define key process Determining Defining growth Roll-out launch campaign (incl. pertinent laws and economic and and talent needs sources of supply campaigns for PR, events, etc.) regulations behavioral makeup and acquisition target segments Identify and recruit channels Deploy and stress-test required Engage and align Understand similars talent Activate and launch technology regulators on value competitiveness Defining an growth campaigns proposition Develop a hand- acquisition Define and pilot launch network Define market- over plan between Measuring impact approach Complete hand-over between Secure licenses product fit and market launchers of campaigns market launchers and local-team detailing offering and hired local Acquiring and team onboarding supply 53

The Path Ahead 54 #10BILLIONBOOKINGS

Detailed transaction overview



PIPE Investors
7%
GMBT Public Shareholders
22%
GMBT Founder Shares
6%
Existing Swvl Shareholders
65%

Illustrative Pro Forma Valuation ($ in mm, except per share amounts)

Agreed Share Price	**$10.00**
Pro Forma Shares Outstanding (mm)	*153.8*
Pro Forma Equity Value	**$1,538**
Less: Projected Net Cash at Close	(405)
Pro Forma Enterprise Value	**$1,133**
Implied Valuation Metrics	
EV / 2023E gross revenue [1]	2.8x

Illustrative Sources & Uses

Sources	$
GMBT Cash In Trust	$345
Existing Swvl Shareholders	1,000
Committed PIPE [2]	100
Total Sources	**$1,445**

Uses	$
Cash to Balance Sheet	$405
Existing Swvl Shareholders	1,000
Illustrative Fees and Expenses	40
Total Uses	**$1,445**

Note: Excludes impact of out of money warrants and ESOPs. Assumes no redemptions from existing SPAC shareholders. Does not reflect impact of potential earn-out of an additional 15mm common shares to Swvl based on set share price targets. Pro Forma Enterprise Value not reflective of estimated net debt of ~($10mm) - estimate based on preliminary financial results.

1. Gross revenue is a non-IFRS measure, and represents Revenue before impact of promos, refunds, and waivers. See P75-79 for reconciliation to the most comparable measure presented in accordance with IFRS standards.
2. Inclusive of $35.5mm early funding commitments.

55
swvl

Use of proceeds catalyzes Swvl’s global expansion Capital raise will enable Swvl to fund its geographic expansion across all segments Rapid expansion plan to be in 20 countries by 2025 Capital investment primarily allocated to growth marketing, technology infrastructure and associated people costs, as well as bolstering TaaS / SaaS platform Capital Needs $ (mm) Middle East + Africa ~$160 Latin America ~50 Asia ~35 USA + Europe ~35 Expansion Capex (SaaS) ~20 Total Gross Capital Needs ~$300 Less: Excess Cash Flow from Ops ~(50) Net Burn ~$250 [To Note: be Reflects updated capital when needs over model 2021-2023 is projection period. finalized] 56

Proceeds can be used to build on Swvl's exponential growth to drive to significant top-line growth

Annual gross revenue [1] / Annual bookings, $ million / million bookings



Consumer ($ in mm)
SaaS/TaaS ($ in mm)
Total Bookings (mm)
CAGR ('20A -'25E): 118%
0.1
0.2
2017 A
2.6
4
2018 A
21.2
29
2019 A
16.8
26
2020 A
27.6
47
2021 E
78.4
141
59
82
2022 E
183.1
403
187
215
2023 E
344.9
814
363
451
2024 E
565.9
1,304
602
702
2025 E

Actual | Projected

Note: Consumer reflects Retail and Travel segments. Financial data not pro forma for acquisition of a controlling interest in Shotl announced 8/19/2021.

1. Gross revenue is a non-IFRS measure, and represents Revenue before impact of promos, refunds, and waivers. See P75-79 for reconciliation to the most comparable measure presented in accordance with IFRS standards.

57

Detailed financial projections

($ in millions)	Actual 2020A	Projected 2021E	2022E	2023E	2024E	2025E	CAGR ('20A-'25E)
Total Bookings (in millions)	17	28	78	183	345	566	102%
%YoY Growth		64%	184%	134%	88%	64%	
Consumer Gross Revenue		$28	$82	$215	$451	$702	
SaaS/TaaS Gross Revenue		19	59	187	363	602	
Gross Revenue [1][2]	$26	$47	$141	$403	$814	$1,304	118%
%YoY Growth		77%	204%	185%	102%	60%	
Captain Costs	$24	$38	$125	$292	$516	$793	
%YoY Growth		61%	228%	133%	77%	54%	
Gross Margin [3]	$2	$8	$16	$110	$297	$511	212%
% Total GM	7%	18%	11%	27%	37%	39%	
Net Margin [2][4]	($9)	($4)	($13)	$58	$222	$426	NM
% Total NM	(35%)	(9%)	(9%)	14%	27%	33%	
Growth Marketing	$2	$6	$14	$29	$44	$51	
% of Gross Revenue	9%	12%	10%	7%	5%	4%	
Technology Costs	1	2	6	17	30	45	
% of Gross Revenue	5%	5%	4%	4%	4%	3%	
Other Operating Expenses [2]	16	29	54	105	134	157	
% of Gross Revenue	63%	62%	38%	26%	16%	12%	
Adjusted EBITDA [5]	($29)	($41)	($87)	($92)	$13	$173	NM
Adjusted EBITDA Margin	(111%)	(89%)	(61%)	(23%)	2%	13%	

Commentary

- Significant gross revenue growth profile
- ~40% gross margins at scale
- Strong operating leverage
- Positive Adjusted EBITDA margins
- Growing ability to generate cashflow

Note: Consumer reflects Retail and Travel segments. Projections reflect expansion plan outlined on P50-P52. $20mm expansion capex for SaaS segment noted on P55. Trends in user growth reflective of historical patterns. Cost and customer pricing inputs informed by historical launches and understanding of regional / local market dynamics. Financial data not pro forma for acquisition of a controlling interest in Shotl announced 8/19/2021.

1. Gross revenue is a non-IFRS measure, and represents Revenue before impact of promos, refunds, and waivers.
2. See P75-79 for reconciliation to the most comparable measure presented in accordance with IFRS standards.
3. Gross margin is a non-IFRS measure and represents gross revenue net of captain costs and prior to impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines.
4. Net margin reflects gross profit / loss, as recorded in the Company's financial statements prepared in accordance with IFRS; reflect impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines.
5. Adjusted EBITDA excludes impact of provisions for EOSB, ESOP and credit losses.

58
swvl

Swvl's valuation is attractive relative to peers


Enterprise Value / 2022E Revenue (1), multiple
Shared Economy Peers Median: 7.5x
SaaS Peers Median: 19.5x
8.0x
13.6x
12.6x
10.8x
4.3x
4.1x
3.9x
35.5x
24.2x
19.5x
17.3x
15.4x
swvl (2)
airbnb
DOORDASH
Grab (3)(4)
UBER (5)
lyft (6)
Delivery Hero
olo
veeva
ncino
Alkami


Enterprise Value / 2023E Revenue (1), multiple
Shared Economy Peers Median: 5.6x
SaaS Peers Median: 15.5x
2.8x
11.1x
10.2x
7.8x
3.4x
3.4x
2.9x
27.3x
20.4x
15.5x
14.3x
12.4x
swvl (2)
airbnb
DOORDASH
Grab (3)(4)
UBER (5)
lyft (6)
Delivery Hero
olo
veeva
ncino
Alkami

Source: Latest available filings and management / investor presentations. Market data as of 7/26/2021.
Note: Comparability between Swvl and peers may be limited due to variation in revenue recognition policies and adherence to different accounting standards (i.e., GAAP vs. IFRS). Fully diluted share count assumes treasury stock method. Estimates per FactSet excluding GRAB. GRAB estimates per April 2021 Investor Presentation. Swvl financial data not pro forma for acquisition of a controlling interest in Shotl announced 8/19/2021.

1. ABNB, DHER-DE, DASH, LYFT, UBER, NCNO, VEEV, DCT, and OLO cash balances include restricted cash and short-term investments.
2. Gross revenue is a non-IFRS measure, and represents Revenue before impact of promos, refunds, and waivers. See P75-79 for reconciliation to the most comparable measure presented in accordance with IFRS standards.
3. Per GRAB investor presentation as of April 2021. Adj. Net revenue reflects revenue with incentives added back.
4. GRAB diluted share count reflective of warrants held by public, forward purchase agreement participants, and Sponsor.
5. UBER total debt balance includes finance leases outstanding. Not pro forma for Transplace acquisition announced 7/22/2021.
6. LYFT convertible debt balance reflects principal outstanding. Total debt includes finance leases outstanding.

59 swvl

With unparalleled near and long-term growth prospects2021E—2023E Revenue CAGR, %194%Shared Economy Peers Median: 32%SaaS Peers Median: 25%2023E Current Run-Rate Gross 27% ~40% 24% 38% 60% 63% 80% 55% 81% 60% 65% 60% 74%Margin 2023E Adjusted EBITDA(23%) ~15-20% 1% 11% 12% 14% 21% 13% 10% 1% 2% 9% 41%Margin Source: Latest available??lings and management / investor presentations. Market data as of 7/26/2021. Note: Comparability between Swvl and peers may be limited due to variation in revenue recognition policies and adherence to different accounting standards (i.e., GAAP vs. IFRS). NA reflects specific estimate is not currently available for company. Estimates per FactSet excluding GRAB. GRAB estimates per April 2021 Investor Presentation. Swvl financial data not pro forma for acquisition of a controlling interest in Shotl announced 8/19/2021. 601. Gross revenue is a non-IFRS measure, and represents Revenue before impact of promos, refunds, and waivers. See P75-79 for reconciliation to the most comparable measure presented in accordance with IFRS standards. Gross margin is a non-IFRS measure and represents gross revenue net of captain costs and prior to impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines. 2. Per investor presentation as of April 2021. Adj. Net Revenue re?ects revenue with incentives added back. Gross margin re?ects contribution pro?t which is adjusted per adjustments made to adj. net revenue to properly re?ect pro?tability. GRAB EBITDA is post regional costs. 3. Not pro forma for Transplace acquisition announced 7/22/2021.

...Leading to even more compelling long term valuation fundamentals...



Enterprise Value / 2024E Revenue (1), multiple
Shared Economy Peers Median: 2.8x
SaaS Peers Median: NA
1.4x
9.0x
8.2x
NA
2.8x
2.8x
2.4x
NA
NA
NA
NA
NA
swvl (2)
airbnb
DOORDASH
Grab (3)(4)
UBER (5)
lyft (6)
Delivery Hero
olo
veeva
ncino
Alkami

Source: Latest available filings and management / investor presentations. Market data as of 7/26/2021.
Note: Comparability between Swvl and peers may be limited due to variation in revenue recognition policies and adherence to different accounting standards (i.e., GAAP vs. IFRS). NA reflects specific estimate is not currently available for company. Fully diluted share count assumes treasury stock method. Estimates per FactSet excluding GRAB. GRAB estimates per April 2021 Investor Presentation. Swvl financial data not pro forma for acquisition of a controlling interest in Shotl announced 8/19/2021.

1. ABNB, DHER-DE, DASH, LYFT, UBER, NCNO, VEEV, DCT, and OLO cash balances include restricted cash and short-term investments.
2. Gross revenue is a non-IFRS measure, and represents Revenue before impact of promos, refunds, and waivers. See P75-79 for reconciliation to the most comparable measure presented in accordance with IFRS standards.
3. Per investor presentation as of April 2021. Adj. Net Revenue reflects revenue with incentives added back.
4. GRAB diluted share count reflective of warrants held by public, forward purchase agreement participants, and Sponsor.
5. UBER total debt balance includes finance leases outstanding. Not pro forma for Transplace acquisition announced 7/22/21.
6. LYFT convertible debt balance reflects principal outstanding. Total debt includes finance leases outstanding.

61

Team and values 62

A multi-disciplinary team of industry veterans will deliver on the set opportunity

	Name / Role	Experience	Previous companies
	**Mostafa Kandil** CEO	Launched Careem in 8 cities in 6 months Spearheaded Rocket Internet operations in Philippines and Egypt	Careem ROCKET INTERNET
	**Rachid Maalouly** Head of Strategy and Innovation	Ex-Partner at McKinsey leading transport logistics & travel arm for that firm in the Middle East	McKinsey & Company
	**Shahzeb Memon** Head of TaaS and SaaS	Led national operations for Careem Pakistan across the value chains of supply life cycle	Careem
	**Omar Selim** Head of Inter-City consumer	Tenured operations leader with experience in supply chain, program/product management.	
	**Nimish Shah** Head of Intra-City consumer	Ex-Investment Banker, led the business for West and East India for Uber across ride hailing and food delivery	Uber
	**Nikhar Patel** Chief of Staff	Launched Ola Cabs in India to help Ola scale into new verticals including hyper local grocery deliveries, Bikes and Ola Prime	Careem OLA
	**Abdelrahman Sukar** Head of Marketing	Led the market entry and national branding for Hype energy drinks into the Egyptian market, making it a market leader in that space	HYPE ENERGY
	**Youssef Salem** CFO [1]	Executed > 20 infrastructure M&A, capital raises and financings with > $65bn in value; and > 25 transactions across other sectors including TMT and FIG	MOELIS QINVEST
	**Omar Mekky** Head of Engineering	Grew Robusta's team (the leading software agency in Egypt) from 15 to 100 engineers. Omar served as the CTO for multiple reputable organizations	CAREERFOUNDRY robusta
	**Manish Jha** Head of Product	Experience in building enterprise & retail products. Previously worked at OLA Cabs India solving problems related to ride sharing & logistics	OLA
	**Mustafa Baris** Head of Growth	Previously led the customer marketing technologies team at Careem and Yandex	Careem Yandex
	**Shashi Singh** Head of Operations	Launched Uber Eats in India. Previously led the sales and Operations for Coca-cola in north India	Uber Coca-Cola
	**Daniel Mangabeira** Head of Legal/Policy Compliance (incoming)	Responsible for turning around the regulatory landscape for Uber in Brazil. Built and led a team of 30 policy professionals for Uber across Latin America	Uber

1. Starting date is 1 September 2021.

63 swvl

Swvl values: differentiated ESG investment

Advancing Social Justice	Reducing Prohibitive Societal Burden	Lowering Carbon Footprint

• Affordable, convenient and safe transportation that increases social and economic equity for women
• Increased access to employment options for drivers and other young professionals
	• Can contribute to reduced congestion via optimized and efficient shared mobility
	  • ~14.4mm person-hour of congestion reduced [1]
	• Enables governments to bypass significant capital expenditure and leapfrog into the future of mobility
		• Shared mobility model can contribute to reduced emissions relative to single-ride options
		  • ~245mm pounds of CO_2 emissions saved [2]

...while targeting robust profitability via a best-in class technology platform

Note: Emissions and congestion data calculate reduction from Swvl rides relative to emission and congestion created assuming each passenger takes their own ride. Data not pro forma for acquisition of a controlling interest in Shotl announced 8/19/2021.

1. Reflects Swvl's estimates of amount of congestion reduction since Swvl's inception.
2. Reflects Swvl's estimates of amount of CO2 Swvl buses saved since Swvl's inception. Vehicle emissions data sourced from vehicle producer site and www.car-emissions.com.

64 swvl

Appendix 65

Swvl’s technology ecosystemCorporate or schoolWhite-labeled rider Network planning and Fixed and dynamic routing Pricing and revenueand driver application analytics systems management systems

Provides an effortless and brilliant user experience...

Rider mobile application enables riders to access all available trips easily, find their desired destinations, and make available stops and book in advance.


Real time tracking
Flexible pick-up/ drop-off availability
Plan entire work week ahead
Walk to station visibility
Select any hour convenient for travel
Choose Your Trip
Select service types (economy/premium)
Flexible payment options - Cash/ Card/Wallets
Walk to station visibility
Pricing visibility
Book

67

and a superior driver experienceEnabling drivers to access all upcoming/past trips easily, check-in/check-out, manage finances and 24*7 support, and training modules to learn best practices.Training modulesTrip managementSeamless check-in experience24*7 support

Enables corporate admins to schedule rides… Ability to mass upload and update ride schedules to drivers including all details; dates, timings, pickup and drop off locations. Easy access to drivers & vehicles information. Schedule timings, stops and routes. Update schedules with a press of a button. 69

... and get optimized routes to improve cost efficiency...

AI algorithm optimizes supply cost and/or travel time significantly via machine learning through various data points involving riders' locations, destinations, commute timings

Optimize routes based on distance vs. time.



swvl
Balanced
$9845
1.2
40
1 45
50%
24
swvl
Generate Routes
Optimization
Lastly, choose your Optimization Preferences
Add Custom Optimization

Optimize routes based on different rider location and destination inputs.

Enhance vehicle utilization on a seat level.

Optimize walk to station & travel time.

Optimize on vehicle types level.

70 swvl

while having real time visibility on all rides to ensure safety of passengersAbility to monitor rides in real-timewith complete visibility over ride timings, driver information, vehicletypes, and current ride progress.Mass upload ride schedules to drivers.

Automated invoicing capability and transparencyE2E automated payment system covering for all payment cases, scenarios such as—Daily wage, kmpayout, tolls, fines, etc.

Live pricing and revenue management

Real time analytics for informed decision making

100+ TaaS clients across the globe with affordable, reliable & convenient enterprise solution

Reconciliation from Gross Revenue to IFRS Revenue ($ in millions) 2019A 2020A 2021E 2022E 2023E 2024E 2025E Gross revenue $28.8 $26.2 $46.5 $ 141.4 $402.5 $813.6 $1,304.3 Less: Promotions and incentives (10.9) (5.7) (6.6) (15.6) (33.2) (52.7) (62.0) Less: Refunds (2.1) (1.8) (4.0) (8.9) (9.7) (8.1) (6.8) Less: Uncollected cash (0.7) (0.5) Less: Waivers (1.3) (0.5) (0.4) (0.9) (1.8) (3.3) (4.6) Less: Package subscription (0.2) (0.3) discounts Less: Deductions (0.1) (0.0) Add: Un-booked packages - 0.0 -revenues Total revenue $13.6 $17.3 $35.5 $116.1 $357.9 $ 749.6 $ 1,230.9 Note: 2019 and 2020 financial data are subject to an ongoing audit. 76

Reconciliation from IFRS Operating Expenses to “Other Operating Expenses” ($ in millions) 2020A Operating Expenses General and administrative expenses ($19.3) Selling and marketing costs (3.4) Other expenses (0.2) Total Operating Expenses ($22.9) Expenses captured above Growth marketing 2.4 Technology costs 1.0 Expenses below Adjusted EBITDA included in Total Operating Title Expenses Depreciation of property and equipment 0.1 Depreciation of right-of-use assets 0.4 Indirect tax expenses 0.2 Accounting provisions included in Total Operating Expenses Provision for share-based payments (ESOP) 1.5 Expected credit losses 0.6 Provision for employees’ end of service benefits 0.2 Other Operating Expenses ($16.4) Commentary Costs included in selling and marketing expenses Costs included in general and adminstrative expenses Note: 2019 and 2020 financial data are subject to an ongoing audit. 77

Reconciliation from Adjusted EBITDA to Total Comprehensive Loss ($ in millions) 2020A Commentary Adjusted EBITDA ($29.0) Less: Expenses below Adjusted EBITDA included in G&A, S&M, and other expenses Depreciation of property and equipment (0.1) Depreciation of right-of-use assets (0.4) Provision for share-based payments (1.5) Expected credit losses (0.6) Provision for employees’ end of service benefits (0.2) Included in Staff Cost Indirect tax expenses (0.2) Title Add: Income / (expenses) below operating loss Other income (1) 0.5 Unrealised foreign exchange gains 1.0 Finance cost, net (1.5) Deferred tax gain 2.7 Loss for the year ($29.3) Add: Other comprehensive income Exchange differences on translation of foreign operations, net of tax 0.0 Total comprehensive loss for the year ($29.3) Note: 2019 and 2020 financial data are subject to an ongoing audit. G&A refers to general and administrative expenses; S&M refers to Selling and marketing expenses; Other expense, as recorded in IFRS statements. 1. Other income includes Interest income and Dividend income. 78

2019 Monthly Gross and Net Margin Reconciliation

($ in millions)	2019-2	2019-3	2019-4	2019-5	2019-6	2019-7	2019-8	2019-9	2019-10	2019-11	2019-12
Number of bookings (in millions)	0.95	1.09	1.11	1.31	1.22	1.85	1.66	2.39	2.86	2.98	2.92
Average price ($)	US$1.18	US$1.30	US$1.32	US$1.31	US$1.34	US$1.44	US$1.56	US$1.45	US$1.44	US$1.29	US$1.28
Gross revenue	US$1.12	US$1.42	US$1.46	US$1.71	US$1.64	US$2.67	US$2.59	US$3.47	US$4.12	US$3.85	US$3.74
Captain costs	(1.72)	(1.92)	(1.78)	(1.88)	(1.99)	(2.68)	(2.46)	(3.42)	(4.06)	(3.96)	(4.40)
Gross margin	(US$0.60)	(US$0.50)	(US$0.32)	(US$0.17)	(US$0.35)	(US$0.01)	US$0.13	US$0.05	US$0.06	(US$0.11)	(US$0.66)
Gross margin (%)	(54%)	(35%)	(22%)	(10%)	(21%)	(0%)	5%	1%	1%	(3%)	(18%)
Promos and rider incentives	(0.39)	(0.51)	(0.55)	(0.55)	(0.50)	(1.01)	(0.95)	(1.47)	(1.88)	(1.52)	(1.17)
Waivers	(0.09)	(0.06)	(0.03)	(0.05)	(0.06)	(0.05)	(0.06)	(0.13)	(0.20)	(0.30)	(0.20)
Refunds	(0.05)	(0.07)	(0.07)	(0.09)	(0.10)	(0.20)	(0.26)	(0.25)	(0.32)	(0.38)	(0.29)
Captain bonus & deductions	(0.22)	(0.12)	(0.09)	-	(0.06)	0.02	0.01	0.01	(0.36)	(0.47)	(0.35)
Unbooked package revenues	-	-	-	-	-	-	-	-	-	-	0.01
Net margin	(US$1.35)	(US$1.26)	(US$1.06)	(US$0.86)	(US$1.05)	(US$1.25)	(US$1.12)	(US$1.79)	(US$2.70)	(US$2.78)	(US$2.66)
Net margin (%)	(121%)	(89%)	(73%)	(50%)	(64%)	(47%)	(43%)	(52%)	(66%)	(72%)	(71%)

Net margin represents gross profit / loss, as recorded in IFRS financial statements; includes impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines.

Note: 2019 and 2020 financial data are subject to an ongoing audit. Gross revenues and gross margins are non-IFRS measures. Gross Revenue represents Revenue before impact of promos, refunds, and waivers. Gross margin represents gross revenue net of captain costs and prior to impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines. Net margins reflect gross profit / loss, as recorded in the Company's financial statements prepared in accordance with IFRS; reflect impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines.

79 swvl

2020 Monthly Gross and Net Margin Reconciliation

($ in millions)	2020-1	2020-2	2020-3	2020-4	2020-5	2020-6	2020-7	2020-8	2020-9	2020-10	2020-11	2020-12	FY 2020
Number of bookings (in millions)	2.72	2.69	2.24	0.67	0.54	0.59	0.69	0.86	1.18	1.37	1.70	1.58	16.83
Average price ($)	US$ 1.38	US$ 1.58	US$ 1.49	US$ 1.21	US$ 1.20	US$ 1.24	US$ 1.42	US$ 1.72	US$ 1.69	US$ 1.75	US$ 1.65	US$ 1.91	US$ 1.56
Gross revenue	US$ 3.76	US$ 4.25	US$ 3.34	US$ 0.81	US$ 0.65	US$ 0.73	US$ 0.98	US$ 1.48	US$ 2.00	US$ 2.40	US$ 2.80	US$ 3.02	US$ 26.22
Captain costs	(4.68)	(4.23)	(3.34)	(0.77)	(0.62)	(0.65)	(0.79)	(1.07)	(1.61)	(1.96)	(2.25)	(2.51)	(24.48)
Gross margin	(US$0.92)	US$0.02	US$0.00	US$0.04	US$0.03	US$0.08	US$0.19	US$0.41	US$0.39	US$0.44	US$0.55	US$0.51	US$1.74
Gross margin (%)	(24%)	0%	0%	5%	5%	11%	19%	28%	20%	18%	20%	17%	7%
Promos and rider incentives	(1.19)	(1.57)	(1.20)	(0.04)	(0.01)	(0.02)	(0.08)	(0.15)	(0.26)	(0.36)	(0.44)	(0.44)	(5.76)
Waivers	(0.14)	(0.07)	(0.05)	-	-	-	(0.01)	(0.01)	(0.01)	(0.02)	(0.03)	(0.02)	(0.36)
Refunds	(0.30)	(0.33)	(0.25)	(0.01)	(0.01)	(0.02)	(0.07)	(0.14)	(0.14)	(0.19)	(0.20)	(0.19)	(1.85)
Captain bonus & deductions	(0.34)	(0.21)	(0.18)	(0.02)	-	(0.01)	0.01	-	(0.06)	(0.06)	(0.04)	(0.04)	(0.95)
Unbooked package revenues	0.01	0.01	0.01	0.01	-	-	-	-	-	-	-	-	0.04
Annual tolls and fines													(2.00)
Net margin	(US$2.88)	(US$2.15)	(US$1.67)	(US$0.02)	US$0.01	US$0.03	US$0.04	US$0.11	(US$0.08)	(US$0.19)	(US$0.16)	(US$0.18)	(US$9.14)
Net margin (%)	(77%)	(51%)	(50%)	(2%)	2%	4%	4%	7%	(4%)	(8%)	(6%)	(6%)	(35%)

Net margin represents gross profit / loss, as recorded in IFRS financial statements; includes impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines.

Note: 2019 and 2020 financial data are subject to an ongoing audit. Gross revenues and gross margins are non-IFRS measures. Gross Revenue represents Revenue before impact of promos, refunds, and waivers. Gross margin represents gross revenue net of captain costs and prior to impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines. Net margins reflect gross profit / loss, as recorded in the Company's financial statements prepared in accordance with IFRS; reflect impact of promos, refunds, waivers, captain bonuses and deductions, and tolls and fines.

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